          Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199337 (on Form S-8) of Utah Medical Products, Inc. of our audit report dated March 27, 2023, on the consolidated financial statements of Utah Medical Products, Inc., which report appears in this annual report on Form 10-K of Utah Medical Products, Inc. for the year ended December 31, 2022.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 27, 2023